Exhibit 5.1

April 19, 2019

Ring Energy, Inc.

901 West Wall St., 3rd Floor

Midland, Texas 79707

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ring Energy, Inc., a Nevada corporation (the “Company”), with respect to the preparation of the registration statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to 4,581,001 shares of common stock, par value $0.001 per share (the Base Shares and Escrowed Shares (as such terms are hereinafter defined) are collectively, the “Shares”). The Shares to be registered pursuant to the Registration Statement may be sold by the selling stockholder named in the Registration Statement (the “Selling Stockholder” and consist of (i) 2,042,930 shares of Common Stock that were issued to the Selling Stockholder (the “Base Shares”) in connection with an acquisition of oil and gas properties (the “Acquisition”) and (ii) 2,538,071 shares of Common Stock that were issued in the name of the Company and are being held in escrow to satisfy potential indemnification claims arising under the Purchase Agreement (as hereinafter defined) (the “Escrowed Shares”), pursuant to the Purchase and Sale Agreement dated February 25, 2019 (the “Purchase Agreement”). The Escrowed Shares will be released to the Selling Stockholder to the extent not used to satisfy indemnification claims pursuant to the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus included in the Registration Statement (the “Prospectus”).

In connection with the opinions expressed herein, we have examined, among other things, original counterparts or copies of original counterparts of the following documents: (i) originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Company, as amended to the date hereof; (ii) the Registration Statement; (iii) the Prospectus; and (iv) the Purchase Agreement and the Registration Rights Agreement entered into by the Company and the Selling Stockholder in connection with the Acquisition.

We have also examined originals or copies of such other records of the Company, certificates of public officials and of officers or other representatives of the Company, and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed: (a) the genuineness of all signatures; (b) the authenticity of the originals of the documents submitted to us; (c) the conformity to authentic originals of any documents submitted to us as copies; and (d) as to matters of fact, the truthfulness of the representations and statements made in certificates of public officials and officers or other representatives of the Company. We have not independently established the validity of the foregoing assumptions.

In rendering the opinion expressed below, we assumed that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company will remain validly existing and in good standing under the laws of the State of Nevada, (c) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Nevada Revised Statutes; and (d) any prospectus supplement describing the Shares registered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission.

Based upon and subject to the foregoing qualifications, assumptions, and limitations and the further limitations set forth below, we are of the opinion that all necessary corporate action has been taken by the Company to authorize the issuance and sale of the Shares, and such Shares are validly issued, fully paid, and non-assessable.

Our opinion is limited the laws, rules, and regulations of the State of Nevada (including all applicable provisions of the constitution of the State of Nevada and reported judicial decisions interpreting such laws), and we do not express any opinion herein concerning any other laws.

This opinion letter is rendered to you in connection with the Registration Statement. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein, and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference of our firm under the caption “Legal Matters” in the Registration Statement. In giving such consents, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Baker & Hostetler LLP